UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2026
WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(346) 786-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2026 (the “Closing Date”), Western Midstream Partners, LP (the “Partnership”) consummated the previously announced acquisition (the “Acquisition”) contemplated by that certain Membership Interest Purchase Agreement, dated May 6, 2026 (the “Purchase Agreement”), by and among the Partnership, B-2 Holdings LLC, a wholly owned subsidiary of the Partnership (“Purchaser”), and Brazos Permian II, LLC (“Seller”). The Partnership previously reported its entry into the Purchase Agreement under Item 5 of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the Securities and Exchange Commission on May 6, 2026. Pursuant to the Purchase Agreement, Purchaser acquired from Seller all of the issued and outstanding equity interests of Brazos Delaware II, LLC (“Brazos Delaware”) for an aggregate purchase price of approximately $1.6 billion, subject to customary purchase price adjustments, consisting of (i) approximately $800 million in cash and (ii) 19,389,239 common units representing limited partner interests in the Partnership (“Common Units”), which represented approximately $800 million of Partnership common units based upon the 20-day volume weighted-average common unit price of the Partnership at the time the acquisition agreement was signed.

On June 11, 2026, in connection with the closing of the Acquisition, the Partnership and the Seller entered into a registration rights and lock-up agreement (the “Registration Rights and Lock-Up Agreement”), pursuant to which the Partnership agreed to file, within 60 days of the Closing Date, a registration statement registering for resale the Common Units received by Seller and its affiliate designees on the Closing Date pursuant to the Purchase Agreement. The Registration Rights and Lock-Up Agreement provides Seller with customary registration rights, including (i) the right to request that the Partnership facilitate certain non-underwritten block trades of the Common Units and (ii) “piggyback” registration rights to participate in underwritten offerings of the Partnership’s common units, subject to customary cutback provisions. Seller and its affiliate designees have also agreed, subject to customary exceptions, not to transfer any of the Common Units for a period of six months following the Closing Date.

The foregoing summaries of the Purchase Agreement and the Registration Rights and Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights and Lock-Up Agreement, copies of which are filed as Exhibits 2.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Common Units issued to Seller and its affiliate designees in connection with the consummation of the Acquisition set forth in Item 1.01 is incorporated by reference in this Item 3.02. The issuance of the Common Units was completed in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On June 11, 2026, the Partnership issued a press release announcing the consummation of the Acquisition. A copy of the Partnership’s press release is attached hereto and furnished as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act, or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Membership Interest Purchase Agreement, dated May 6, 2026, by and among Western Midstream Partners, LP, B-2 Holdings LLC and Brazos Permian II, LLC.
4.1	Registration Rights and Lock-Up Agreement, dated June 11, 2026, by and among Western Midstream Partners, LP, Brazos Permian II, LLC and each of the other holders from time to time party thereto.
99.1	Press Release dated June 11, 2026.
104	Cover Page Interactive Data File.
*    The schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	June 12, 2026	By:	/s/ Kristen S. Shults
Kristen S. Shults Senior Vice President and Chief Financial Officer